ALBERT WONG & CO.

CERTIFIED PUBLIC ACCOUNTANTS

7th Floor, Nan Dao Commercial Building

359-361 Queen’s Road Central

Hong Kong

Tel : 2851 7954

Fax: 2545 4086

ALBERT WONG

B.Soc., Sc., ACA., LL.B., C.P.A.(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 31, 2014, with respect to the financial statements of XcelMobility, Inc., for the years ended December 31, 2013 and 2012 on Form S-1 to be filed on or about July 14, 2014. We also consent to the use or our name and the reference to us in the Experts section of the Registration Statement.

/s/Albert Wong & Co.

Albert Wong & Co.

Hong Kong

Dated: July 14, 2014